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     MORGAN STANLEY VARIABLE INVESTMENT SERIES - LIMITED DURATION PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JULY 1, 2009 - DECEMBER 31, 2009

                                                                   AMOUNT OF     % OF     % OF
                                     OFFERING                       SHARES      OFFERING  FUNDS
    SECURITY      PURCHASE/  SIZE OF PRICE OF    TOTAL AMOUNT      PURCHASED   PURCHASED  TOTAL
   PURCHASED     TRADE DATE OFFERING  SHARES     OF OFFERING        BY FUND     BY FUND  ASSETS       BROKERS        PURCHASED FROM
---------------- ---------- -------- -------- ----------------- -------------- --------- ------ ------------------- ----------------
  First Energy     08/04/09       --  $99.956   $400,000,000.00        215,000     0.05%  0.28%    Morgan Stanley,  Barclays Capital
Solutions Corp.                                                                                        Barclays
   4.800% due                                                                                     Capital, Credit
   2/15/2015                                                                                        Suisse, RBS,
                                                                                                  KeyBanc Capital
                                                                                                      Markets,
                                                                                                      SunTrust
                                                                                                      Robinson
                                                                                                   Humphrey, U.S.
                                                                                                      Bancorp
                                                                                                    Investments,
                                                                                                     Inc., The
                                                                                                      Williams
                                                                                                   Capital Group,
                                                                                                        L.P.

 The Royal Bank    08/18/09       --  $99.702 $2,000,000,000.00        310,000     0.01%  0.40%     RBS, Banc of       Greenwich
of Scotland PLC                                                                                        America           Capital
   4.875% due                                                                                        Securities
   8/25/2014                                                                                        LLC, Deutsche
                                                                                                        Bank
                                                                                                     Securities,
                                                                                                       Morgan
                                                                                                    Stanley, J.P.
                                                                                                    Morgan, Citi,
                                                                                                   Goldman, Sachs
                                                                                                       & Co.,
                                                                                                      Wachovia
                                                                                                     Securities

    Svenska        09/09/09       --  $99.877    $1,500,000,000        220,000     0.01%  0.28%      Citigroup        Goldman Sachs
 Handelsbanken                                                                                         Global
   2.875% due                                                                                      Markets, Inc.,
   9/14/2012                                                                                       Goldman Sachs
                                                                                                   & Co., Morgan
                                                                                                   Stanley & Co.
                                                                                                   Incorporated

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   Prudential      09/10/09       --  $99.983      $600,000,000        315,000     0.05%  0.41%   Banc of America   Jeffries and Co.
 Financial Inc.                                                                                   Securities LLC,
   3.625% due                                                                                    Barclays Capital
   9/17/2012                                                                                       Inc., Morgan
                                                                                                    Stanley & Co.
                                                                                                  Incorporated, BNP
                                                                                                 Paribas Securities
                                                                                                     Corp. Daiwa
                                                                                                 Securities America
                                                                                                     Inc., HSBC
                                                                                                  Securities (USA)
                                                                                                      Inc., RBS
                                                                                                  Securities Inc.,
                                                                                                    Loop Capital
                                                                                                    Markets LLC,
                                                                                                  Muriel Siebert &
                                                                                                  Co., Inc., Samuel
                                                                                                  A. Ramirez &
                                                                                                 Company, Inc., The
                                                                                                  Williams Capital
                                                                                                     Group, L.P.

 Amphenol Corp.    10/29/09       --  $99.813      $600,000,000         70,000     0.01%  0.09%     BofA Merrill     Banc of America
   4.750% due                                                                                      Lynch, Deutsche
   11/15/2014                                                                                     Bank Securities,
                                                                                                 J.P. Morgan, Wells
                                                                                                  Fargo Securities,
                                                                                                   Mitsubishi UFJ
                                                                                                 Securities, Mizuho
                                                                                                   Securities USA
                                                                                                Inc., TD Securities

  Ford Credit      11/18/09       --  $99.982      $602,000,000        700,000     0.11%  0.89%  Barclays Capital,      JP Morgan
   Auto Owner                                                                                       J.P. Morgan,
 Trust 2009 A3                                                                                    Morgan Stanley,
   1.510% due                                                                                   HSBC, Credit Suisse
   1/15/2014
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